MAM Software Group, Inc. to Present at the Inaugural

Marcum MicroCap Conference on June 20th in NYC

New York, N.Y., May June 12, 2012, 2012 – MAM Software Group, Inc. today announced that Michael Jamieson, President and Charles Trapp, Executive Vice President and Chief Financial Officer, will present at the Marcum MicroCap Conference on June 20th in New York City at the Roosevelt Hotel. The event is held by Marcum LLP, one of the top ten auditors of U.S. public companies, and co-presented by CCG Investor Relations, a global investor relations consulting firm.

Presentation Details

•	Date: Wednesday, June 20, 2012
•	Time: 12:00
•	Location: The Roosevelt Hotel, 45 East 45th Street, New York, NY

The Marcum MicroCap conference is designed for investors interested in the micro-cap arena, and is expected to gather over 500 participants, including institutional investors, mutual funds, hedge funds, wealth managers, and family offices. The conference will also feature panels on subjects highly relevant to small-cap corporate finance. The event is free to attend for qualified investors and the company will make a formal presentation and be available for one-on-ones.

About MAM Software Group, Inc.

MAM Software Group, Inc. (OTC Bulletin Board: MAMS) is a supplier of business and ERP supply chain management solutions to automotive parts manufacturers, distributors and retailers. MAM Software Group provides the automotive aftermarket with a combination of business management systems, information products, and online services that together deliver benefits for all parties involved in the timely repair of a vehicle. For further information, please visit http://www.mamsoftwaregroup.com/.

About Marcum LLP

Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation. Ranked among the top firms in the nation, Marcum offers the resources of more than 1,100 professionals, including more than 150 partners, in 23 offices throughout New York, New Jersey, Massachusetts, Connecticut, Pennsylvania, California, Florida, Grand Cayman, China and Hong Kong. The Firm's presence runs deep with full service offices strategically located in major business markets. Marcum is a member of the Marcum Group, the gateway to a group of organizations that provide a variety of professional services including accounting and advisory, technology solutions, recruiting, and wealth management. These organizations include Marcum LLP; Marcum Technology LLC; MarcumBuchanan Associates LLC; Marcum Search LLC; Marcum Financial Services LLC; Marcum Cronus Partners LLC; Marcum Bernstein and Pinchuk LLP; and Marcum Healthcare LLC.

About CCG Investor Relations

CCG is a leading global investor relations and strategic communications consulting firm. In business for more than 30 years, the agency provides a complete range of investor communications, counseling, and IT and data solutions through our global network to over 100 clients across multiple capital markets. CCG has been awarded a number of industry honors for its handling of complex investor relations and crisis communications matters. The agency's corporate headquarters is in Los Angeles with additional offices in New York, Beijing, Shanghai, Hong Kong, London and Tel Aviv. For further information, contact CCG directly, or visit the Company's web sites at http://www.ccgir.com/ and http://www.ccgirasia.com.

This press release may contain "forward-looking statements.". Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, international operations and general economic conditions. For additional discussion of factors that could impact MAM Software Group's financial results, refer to the company's Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Qs, Form 8-Ks or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Contact: Charles F. Trapp, Executive Vice President and Chief Financial Officer MAM Software Group, Inc.

610-336-9045 ext. 240.

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